EXHIBIT 5


                                                           EXHIBIT 5

                      CHAMPION INTERNATIONAL CORPORATION
                              One Champion Plaza
                         Stamford, Connecticut  06921

                                         February 2, 1994

          Champion International Corporation
          One Champion Plaza
          Stamford, Connecticut  06921

          Gentlemen:

                As Vice President and Secretary of Champion
          International Corporation (the "Company"), I am familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration for the account of Loews Corporation of 17,107,900 outstanding shares (the "Shares") of the Company's Common Stock, $.50 par value.

                I am a member of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the laws of the State of New York.

                This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                Based upon the foregoing, I am of the opinion that the Shares are legally issued, fully paid and non-assessable.

                I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   Lawrence A. Fox
                                   Vice President and Secretary

          LAF:col